Exhibit 99.1

Carbonite Announces CFO Transition

BOSTON, Mass., Sept. 6, 2012 — Carbonite, Inc. (Nasdaq: CARB), a leading provider of online backup and cloud services, today announced that Andrew Keenan has announced his intention to resign as Chief Financial Officer of Carbonite to pursue other opportunities. The company has initiated a search to identify a CFO and expects to conclude the search process expeditiously. Mr. Keenan plans to continue as Chief Financial Officer of the company through January 31, 2013 to facilitate an orderly transition of his responsibilities.

“Andrew has made significant contributions to Carbonite during his five year tenure. He played an important role in the IPO process and our transition to a public company. We thank Andrew for his leadership and the high quality of his team’s work,” said David Friend, Founder and Chief Executive Officer of Carbonite. “We look forward to Andrew’s ongoing efforts throughout this transition and wish him the best of luck in his future endeavors.”

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s views as of the date of this press release based on the current intent, belief or expectations, estimates, forecasts, assumptions and projections of the Company and members of our management team. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” and any variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Those statements include, but are not limited to, statements regarding guidance on our future financial results and other projections or measures of future performance, and our expectations concerning market opportunities and our ability to capitalize on them. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the Company’s ability to profitably attract new customers and retain existing customers, the Company’s dependence on the market for online computer backup services, the Company’s ability to manage growth, and changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry. These and other important risk factors are discussed or referenced in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012 filed with the Securities and Exchange Commission, which is available on www.sec.gov, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. The Company anticipates that subsequent events and developments will cause its views to change. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About Carbonite, Inc.

Carbonite, Inc. (NASDAQ: CARB), is a leading provider of online backup solutions for consumers and small and medium sized businesses. Subscribers in more than 100 countries rely on Carbonite to provide easy-to-use, affordable and secure online backup solutions with anytime, anywhere data access. Carbonite’s online backup solution runs on both the Windows Mac platforms. The company has backed up nearly 200 billion files, restored more than 7 billion files and currently backs up more than 300 million files each day. For more information, please visit www.carbonite.com, twitter.com/carbonite, twitter.com/carbonitebiz, or facebook.com/CarboniteOnlineBackup.

Investor Relations Contacts:

Cassandra Hudson

Carbonite

617-587-1144

censlin@carbonite.com

Staci Mortenson

ICR

617-587-1102

investor.relations@carbonite.com

Media Contact:

Erin Delaney

Carbonite

617-421-5637

media@carbonite.com